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                                                                      Exhibit 21

Roberts Pharmaceutical Corporation

                                                State or Other Jurisdiction
Subsidiaries                                    of Incorporation
------------                                    ----------------

Roberts Laboratories Inc.                       New Jersey
Monmouth Pharmaceuticals, Ltd.                  United Kingdom
Roberts Pharmaceutical of Canada, Inc.          Canada
Roberts Investments, Inc.                       Delaware
Shore Pharmaceuticals, Inc.                     New Jersey